UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 16, 2010

                           Portec Rail Products, Inc.
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)

        West Virginia                   0-50543                    55-0755271
 ----------------------------      ----------------            ----------------
(State or Other Jurisdiction)    (Commission File No.)         (I.R.S. Employer
      of Incorporation)                                      Identification No.)

900 Old Freeport Road, Pittsburgh, Pennsylvania.                  15238
------------------------------------------------                 -----------
(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:  (412) 782-6000

                                 Not Applicable
                             --------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement
           --------------------------------------------

     On February 16, 2010, Portec Rail Products, Inc. ("Portec") entered into an Agreement and Plan of Merger (the "Merger Agreement") with L. B. Foster Company, a Pennsylvania corporation ("Foster"), and Foster Thomas Company, a West Virginia corporation and wholly-owned subsidiary of Foster ("Purchaser").

     Pursuant to the Merger Agreement, Purchaser will conduct a tender offer to purchase all of the outstanding shares of common stock of Portec (the "Shares") at a price of $11.71 per Share (the "Offer"), net to the seller in cash (without interest and subject to applicable withholding taxes). Subsequent to the tender offer, Portec will be merged with Purchaser, with Portec as the surviving corporation, with Portec surviving as a wholly-owned subsidiary of Foster (the "Merger"). Consummation of the Offer by Purchaser is subject to certain conditions, including the condition that the number of Shares that have been validly tendered and not withdrawn, together with the number of Shares then owned by Foster or any of its subsidiaries represents at least 65% of the total number of outstanding Shares, on a fully diluted basis (the "Minimum Condition"). After the initial expiration date of the Offer, it may be extended from time to time by Foster and Purchaser, and may be subject to subsequent offering periods.

     Pursuant to the terms of the Merger Agreement, the Company granted to Purchaser an irrevocable option, exercisable upon satisfaction of the Minimum Condition and subject to other terms and conditions set forth in the Merger Agreement (the "Top-Up Option"), to purchase, at a price of $11.71 per Share, an aggregate number of Shares (the "Top-Up Shares") equal to the number of Shares that, when added to the number of Shares owned by Foster and any of its subsidiaries at the time of such exercise, constitutes one share more than 90% of the outstanding Shares on a fully diluted basis (after giving effect to the issuance of the Top-Up Shares). The Top-Up Option may not be exercised for a number of Shares which would require the approval of the Company's shareholders under the West Virginia Business Corporation Act (the "WVBCA").

     Following the consummation of the Offer and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the WVBCA and other applicable law, Purchaser will merge with and into Portec, with Portec being the surviving corporation (the "Merger"). If, following the consummation of the Offer and the exercise of the Top-Up Option, Purchaser owns at least 90% of the outstanding Shares, then the Merger will be effected without shareholder approval in accordance with applicable provisions of the WVBCA. If the exercise of Top-Up Option does not result in Purchaser owning at least 90% of the outstanding Shares, then the approval of the shareholders of Portec will be solicited with respect to the Merger. In the Merger, each Share that is outstanding and that has not been accepted for purchase pursuant to the Offer (other than Shares that are held by Portec, Foster, Purchaser or any of their wholly-owned subsidiaries, or Shares that are held by shareholders of Portec, if any, who properly perfect their appraisal rights under the WVBCA) will be cancelled and converted into the right to receive cash in an amount equal to $11.71 per Share. Upon the effective time of the Merger, Portec will become a wholly-owned subsidiary of Foster. The consummation of the Merger is conditioned upon the receipt of necessary approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Portec, Foster and Purchaser have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding operation of the business of Portec and its subsidiaries prior to the closing and covenants prohibiting Portec from soliciting, or providing information or entering into discussions concerning, or proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that are, or could reasonably be expected to result in, a proposal superior to the transactions contemplated by the Merger Agreement.

     In connection with the Offer and the Merger, certain executive officers and directors of Portec have entered into a Tender and Voting Agreement with Foster and Purchaser. Pursuant to the Tender and Voting Agreement, each individual has agreed to tender all Shares owned by him in the Offer, to vote all Shares owned by him in favor of the Merger, if necessary, against any alternative transaction proposal and against any action that would prevent or delay the Offer or the Merger, and to appoint Foster as attorney-in-fact and proxy with respect to all Shares owned by him. These executive officers and directors own, in the aggregate, 2,926,186 Shares, or approximately 30.47% of the Shares.

     The foregoing discussion is a summary of the Merger Agreement and the Tender and Voting Agreement, does not purport to be complete, and is qualified in its entirety by the Merger Agreement and the Tender and Voting Agreement. A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. A copy of the form of Voting and Tender Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference.

Cautionary Note Regarding the Merger Agreement

     The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Portec, Foster or Purchaser. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided by Portec in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger
Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among Portec, Foster and Purchaser, rather than establishing matters of fact. Information concerning the subject matter of the representations and warranties may also change after the date of the Merger Agreement, which subsequent information may not be fully disclosed in the parties' public disclosures. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Portec, Foster or Purchaser. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Portec, Foster or Purchaser, or any of their respective subsidiaries or affiliates.

Important Additional Information

     The tender offer (the "Offer") described in this press release for all of the outstanding shares of common stock of Portec has not yet commenced. At the time of commencement of the Offer, L. B. Foster and its wholly-owned subsidiary will file a Tender Offer Statement on Schedule TO (including an Offer to Purchase, Letter of Transmittal and related tender offer documents, the "Tender Offer Documents") with the Securities and Exchange Commission (the "SEC"). This press release is for informational purposes only and does not constitute an offer to purchase shares of common stock of Portec, nor is it a substitute for the Tender Offer Documents. Portec shareholders are strongly advised to read the Tender Offer Documents, the related Solicitation/Recommendation Statement on
Schedule 14D-9 that will be filed by Portec with the SEC, and other relevant materials when they become available, because they will contain important information that should be read carefully before any decision is made with respect to the offer.

     Portec shareholders can obtain copies of these materials (and all other related documents filed with the SEC), when available, at no charge on the SEC's website at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Tender Offer Documents by mailing a request to:
Jeff Kondis, Manager, Corporate Marketing, L. B. Foster Company, 415 Holiday Drive, Pittsburgh, PA 15220, or by email to: jkondis@lbfosterco.com, and free copies of the Solicitation/Recommendation Statement by mailing a request to:
John N. Pesarsick, Chief Financial Officer, Portec Rail Products, Inc., 900 Old Freeport Road, Pittsburgh, PA 15238, or by email to: jpesarsick@portecrail.com. Investors and Portec shareholders may also read and copy any reports, statements and other information filed by L. B. Foster or Portec with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room.

Forward-Looking Statements

     This report contains forward-looking statements that are based on management's current expectations, but actual results may differ materially due to various factors. Portec cannot guarantee that the Merger will close or that, if the Merger does not close, Portec will continue to experience results of operations similar to the results experience prior to this announcement. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that the transaction may not be timely completed, if at all; that, prior to the completion of the Merger or if the Merger is not closed, Portec's business may not perform as expected due to transaction-related uncertainty or other factors. If the Merger does not close, Portec's results may also be affected by such factors as general economic conditions, sudden and/or sharp declines in steel prices, adequate funding for infrastructure projects, production delays or problems encountered at its manufacturing facilities, and the availability of existing and new piling and rail products. For additional information about the factors that affect L.B. Foster's and Portec's businesses, please see their latest Forms 10-K and Forms 10-Q. Portec undertakes no duty to update forward-looking statements.

Item 7.01  Regulation FD Disclosure
           ------------------------

     On February 17, 2010, Portec and Foster issued a joint press release announcing their entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this report.

     The information in this Item 7.01, including the exhibit, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Portec under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.

Item 9.01  Financial Statements and Exhibits
           ----------------------------------

(a)  Financial statements of businesses acquired. Not Applicable.

(b)  Pro forma financial information. Not Applicable.

(c)  Shell company transactions: Not Applicable.

(d)  Exhibits.

     The following Exhibits are attached as part of this report:

     2.1    Agreement and Plan of Merger,  dated as of February 16, 2010, by
            and among Portec Rail  Products,   Inc., L. B. Foster Company and
            Foster Thomas Company.

    10.1 Form of Tender and Voting Agreement, dated as of February 16, 2010, by and among L.B. Foster Company, Foster Thomas Company and the directors and executive officers of Portec Rail Products, Inc.

    99.1 Joint Press release of Portec Rail Products, Inc. and L.B. Foster Company, dated February 17, 2010.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     PORTEC RAIL PRODUCTS, INC.



DATE: February 17, 2010                    By:      /s/ John N. Pesarsick
                                                    -----------------------
                                                    John N. Pesarsick
                                                    Chief Financial Officer





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EXHIBIT INDEX

Exhibit No.                Description
----------                 -----------

2.1 Agreement and Plan of Merger, dated as of February 16, 2010, by and among Portec Rail Products, Inc., L.B. Foster Company and Foster Thomas Company.

10.1 Form of Tender and Voting Agreement, dated as of February 16, 2010, by and among L.B. Foster Company, Foster Thomas Company and the directors and executive officers of Portec Rail Products, Inc.

99.1 Joint press release of Portec Rail Products, Inc. and L.B. Foster Company, dated February 16, 2010.